ASSIGNMENT

THIS ASSIGNMENT is made as of the 7th day of March 2002, by and between the Investment Company Administration, L.L.C. (the “Assignor”) and U.S. Bancorp Fund Services, LLC (the “new Administrator”).

W I T N E S S E T H

WHEREAS, the Administration Agreement, as amended (the “Agreement”), was entered into by and between Rainier Investment Management Mutual Funds (the “Trust”) and the Assignor on or about March 1994 and subsequently Amended and Restated on June 1, 2000;

WHEREAS, on or about July 3, 2001, the Assignor was acquired by Firstar Mutual Fund Services, LLC, now known as the new Administrator;

WHEREAS, the Assignor desires to assign and convey all its rights, duties, obligations and responsibilities under the Agreement as Administrator to the new Administrator;

WHEREAS, the new Administrator desires to accept the rights, duties, obligations and responsibilities of Administrator as set forth in said Agreement; and

WHEREAS, this Assignment has been approved by the Board of Trustees of the Trust;

IT IS THEREFORE MUTUALLY AGREED AS FOLLOWS:

1.	Assignor hereby assigns, conveys and sets over to new Administrator all of its rights, duties, obligations and responsibilities under the Agreement as of the date set forth above.

2.
Assignee hereby accepts all of the rights, duties, obligations and responsibilities under the Agreement as of the date set forth above and agrees to perform the services set forth in the Agreement and to comply with all relevant provisions of the Investment Company Act of 1940, applicable rules and regulations thereunder and other applicable law to the same extent as if named in the Agreement.

3.	All provisions of the Agreement, except as modified by this Assignment, remain in full force and effect as of the date hereof.

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This Assignment may be executed in counterparts, each counterpart shall be deemed an original, and all counterparts together shall be deemed one and the same instrument.

INVESTMENT COMPANY ADMINISTRATION, L.L.C	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Eric Banhazl	By: /s/ Joe D. Redwine
Name: Eric Banhazl	Name: Joe D. Redwine

Title: Executive Vice President	Title: President

APPROVED AND ACKNOWLEDGED BY Rainier Investment Management Mutual Funds

By: /s/ J. Glenn Haber
Name: J. Glenn Haber
Title: CEO

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